Unisex Annuity Endorsement

This endorsement is made a part of this contract to which it is attached and changes the following provisions of the contract. As part of an employer-sponsored retirement plan, this contract is issued on a unisex basis. All sex-distinct references in the contract are hereby deleted and replaced with unisex references.

The following tables are substituted for those in the Tables of Annuity Rates section of the contract.

                                                             Tables of Annuity Rates

                        Table A - Dollar Amount of First Monthly Variable Annuity Payment Per $1,000 Applied
                                       PLAN A                           PLAN B                           PLAN C          PLAN D
------------------------------------------------------------------------------------------------------------------------------------
        Age          Beginning                                     Life Income with                    Life Income       Joint &
        at              in           Life Income     Five Years        Ten Years     Fifteen Years     Installment      Survivor
   Annuitization       Year          Non-Refund        Certain          Certain         Certain          Refund        Non-Refund
------------------------------------------------------------------------------------------------------------------------------------
       Age 65              2005           4.98             4.96            4.91             4.82             4.75           4.34
                           2010           4.91             4.89            4.85             4.76             4.70           4.30
                           2015           4.84             4.83            4.79             4.71             4.65           4.26
                           2020           4.78             4.77            4.73             4.66             4.60           4.23
                           2025           4.72             4.71            4.68             4.62             4.56           4.19
                           2030           4.67             4.66            4.63             4.57             4.52           4.16
--------------------- --------------- --------------- ---------------- -------------- ----------------- --------------- ------------

       Age 70              2005           5.69             5.65            5.53             5.33             5.30           4.83
                           2010           5.59             5.56            5.45             5.27             5.23           4.77
                           2015           5.50             5.47            5.37             5.21             5.16           4.71
                           2020           5.41             5.38            5.30             5.15             5.10           4.66
                           2025           5.33             5.31            5.23             5.09             5.04           4.61
                           2030           5.25             5.23            5.17             5.04             4.99           4.57
--------------------- --------------- --------------- ---------------- -------------- ----------------- --------------- ------------

       Age 75              2005           6.73             6.64            6.36             5.92             6.03           5.53
                           2010           6.59             6.51            6.25             5.85             5.94           5.44
                           2015           6.46             6.38            6.15             5.79             5.85           5.36
                           2020           6.33             6.27            6.06             5.73             5.77           5.28
                           2025           6.22             6.16            5.97             5.67             5.69           5.21
                           2030           6.11             6.05            5.89             5.61             5.62           5.15
--------------------- --------------- --------------- ---------------- -------------- ----------------- --------------- ------------

       Age 85              2005          10.61             9.92            8.38             6.88             8.41           8.13
                           2010          10.29             9.68            8.28             6.85             8.24           7.93
                           2015          10.00             9.46            8.18             6.83             8.09           7.75
                           2020           9.72             9.25            8.08             6.81             7.95           7.59
                           2025           9.47             9.05            7.98             6.78             7.82           7.43
                           2030           9.24             8.86            7.89             6.75             7.70           7.29
--------------------- --------------- --------------- ---------------- -------------- ----------------- --------------- ------------

Table A above is based on the "1983 Individual Annuitant Mortality Table A", with 100% Projection Scale G and a 3.5% assumed investment return. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 3.5% assumed investment return.


------------------------------------------------------------------------------------------------------------------------------------
                         Plan E - Dollar Amount of Each Monthly Variable Annuity Payment Per $1,000 Applied
------------------------------------------------------------------------------------------------------------------------------------
                           Years       Monthly           Years               Monthly             Years              Monthly
                         Payable      Payments          Payable             Payments            Payable            Payments
------------------------------------------------------------------------------------------------------------------------------------
                    10                 9.83                17                 6.47                24                 5.09
                    11                 9.09                18                 6.20                25                 4.96
                    12                 8.46                19                 5.97                26                 4.84
                    13                 7.94                20                 5.75                27                 4.73
                    14                 7.49                21                 5.56                28                 4.63
                    15                 7.10                22                 5.39                29                 4.53
                    16                 6.76                23                 5.24                30                 4.45

272867-NY                            Page 1                          [F-V Unisex
                                                                        A(6/04)]

------------------------------------------------------------------------------------------------------------------------------------
                      Table B - Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied
------------------------------------------------------------------------------------------------------------------------------------
                                       PLAN A                           PLAN B                           PLAN C          PLAN D
------------------------------------------------------------------------------------------------------------------------------------
        Age          Beginning                                     Life Income with                    Life Income       Joint &
        at              in           Life Income     Five Years        Ten Years     Fifteen Years     Installment      Survivor
   Annuitization       Year          Non-Refund        Certain          Certain         Certain          Refund        Non-Refund
------------------------------------------------------------------------------------------------------------------------------------
      Age 65            2005            4.14             4.13            4.09              4.01             3.83           3.54
                        2010            4.07             4.06            4.03              3.96             3.78           3.50
                        2015            4.01             4.00            3.97              3.90             3.74           3.46
                        2020            3.95             3.94            3.91              3.85             3.70           3.42
                        2025            3.89             3.88            3.86              3.81             3.66           3.39
                        2030            3.84             3.83            3.81              3.76             3.62           3.36
-------------------- ------------ ----------------- --------------- ---------------- ----------------- --------------- -------------

      Age 70            2005            4.85             4.82            4.73              4.55             4.34           4.04
                        2010            4.76             4.73            4.65              4.49             4.28           3.98
                        2015            4.67             4.64            4.57              4.42             4.22           3.92
                        2020            4.58             4.56            4.50              4.37             4.17           3.87
                        2025            4.50             4.49            4.43              4.31             4.12           3.82
                        2030            4.43             4.41            4.36              4.25             4.07           3.78
-------------------- ------------ ----------------- --------------- ---------------- ----------------- --------------- -------------

      Age 75            2005            5.89             5.81            5.57              5.17             5.01           4.75
                        2010            5.75             5.68            5.47              5.10             4.93           4.67
                        2015            5.62             5.56            5.37              5.04             4.86           4.59
                        2020            5.50             5.45            5.27              4.97             4.79           4.51
                        2025            5.39             5.34            5.18              4.91             4.72           4.44
                        2030            5.28             5.24            5.10              4.85             4.66           4.38
-------------------- ------------ ----------------- --------------- ---------------- ----------------- --------------- -------------

      Age 85            2005            9.72             9.11            7.67              6.18             7.14           7.36
                        2010            9.41             8.88            7.56              6.16             7.01           7.16
                        2015            9.13             8.66            7.46              6.13             6.88           6.99
                        2020            8.86             8.45            7.36              6.11             6.77           6.83
                        2025            8.62             8.25            7.26              6.08             6.66           6.68
                        2030            8.39             8.06            7.16              6.05             6.56           6.54
-------------------- ------------ ----------------- --------------- ---------------- ----------------- --------------- -------------

Table B above is based on the "1983 Individual Annuitant Mortality Table A" @ 2% with 100% Projection Scale G. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the table below are based on a 2% annual effective interest rate.


------------------------------------------------------------------------------------------------------------------------------------
                       Plan E - Dollar Amount of Each Monthly Fixed Dollar Annuity Payment Per $1,000 Applied
------------------------------------------------------------------------------------------------------------------------------------
                       Years           Monthly          Years           Monthly          Years           Monthly
                      Payable         Payments         Payable         Payments         Payable         Payments
------------------------------------------------------------------------------------------------------------------------------------
                        10              9.18             17              5.77             24              4.36
                        11              8.42             18              5.50             25              4.22
                        12              7.80             19              5.26             26              4.10
                        13              7.26             20              5.04             27              3.98
                        14              6.81             21              4.85             28              3.87
                        15              6.42             22              4.67             29              3.77
                        16              6.07             23              4.51             30              3.68
------------------------------------------------------------------------------------------------------------------------------------

This endorsement is effective as of the contract date of this contract unless a different date is shown here.

American Centurion Life Assurance Company

/s/ Eric L. Marhoun

Secretary


272867-NY                            Page 2                          [F-V Unisex
                                                                        A(6/04)]